SUB ITEM 77Q1(a)

Appendix A, dated December 14, 2010, to the Master Amended and Restated By
Laws for MFS Series Trust X, dated January 1, 2002 as revised through August 22 2007, is contained in Post Effective Amendment No. 77 to the Registration Sta tement of MFS Series Trust X (File Nos. 33 1657 and 811 4492), as filed with t he Securities and Exchange Commission via EDGAR on January 10, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.